================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                            ----------------------

                           SCHEDULE 14A INFORMATION
               Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934

          Filed by the Registrant [X]
          Filed by a Party other than the Registrant [_]

          Check the appropriate box:

          [_]  Preliminary Proxy Statement
          [_]  Confidential, for Use of the Commission Only
               (as permitted by Rule 14a-6(e)(2))
          [X]  Definitive Proxy Statement
          [_]  Definitive Additional Materials
          [_]  Soliciting Material Pursuant to Rule 14a-11(c) or
               Rule 14a-12


                                AVENUE A, INC.
   ------------------------------------------------------------------------
               (Name of Registrant as Specified in Its Charter)



   ------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
  [X]  No Fee Required
  [_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11


                           CALCULATION OF FILING FEE
------------------------------------------------------------------------------------------------------------------------
                                                        Per unit price or other
                                                          underlying value of
Title of each class of        Aggregate number of         transaction computed      Proposed maximum
 securities to which          securities to which         pursuant to Exchange     aggregate value of
 transaction applies:         transaction applies:           Act Rule 0-11:           transaction:       Total fee paid:
------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------

     [_]  Fee paid previously with preliminary materials.

--------------------------------------------------------------------------------

     [_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount previously paid:
                                 -----------------------------------------------
     (2)  Form, Schedule or Registration Statement No.:
                                                       -------------------------
     (3)  Filing Party:
                       ---------------------------------------------------------
     (4)  Date Filed:
                     -----------------------------------------------------------

================================================================================

                                 Avenue A Inc

                                          April 4, 2002

Dear Avenue A Shareholder:

   I am pleased to invite you to the Avenue A Annual Meeting of Shareholders. The meeting will be at 8:00 a.m. on Wednesday, May 8, 2002, in the 40/th/ Floor Conference Room in the Bank of America Tower, 701 Fifth Avenue, Seattle, Washington.

   At the meeting, you will have the opportunity to elect directors to the Avenue A Board of Directors and transact any other business properly presented at the meeting. In addition, you will have the opportunity to hear what has happened in our business in the past year and to ask questions. You will find other detailed information about Avenue A and our operations, including our audited financial statements, in the enclosed 2001 Annual Report to Shareholders.

   We hope you can join us on May 8. Whether or not you can attend, please read the enclosed Proxy Statement. When you have done so, please mark your votes on the enclosed proxy card, sign and date the proxy card, and return it to us in the enclosed envelope. Your vote is important, so please return your proxy card promptly.

                                          Sincerely,

                                          /s/ Jeffrey J. Miller
                                          Jeffrey J. Miller
                                          Corporate Secretary

                                AVENUE A, INC.
                        506 Second Avenue, 9/th/ Floor
                           Seattle, Washington 98104

                               -----------------

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                       To Be Held Wednesday, May 8, 2002

                               -----------------

                                 April 4, 2002

DEAR AVENUE A SHAREHOLDER:

   On Wednesday, May 8, 2002, Avenue A, Inc. will hold its 2002 Annual Meeting of Shareholders in the 40/th/ Floor Conference Room in the Bank of America Tower, 701 Fifth Avenue, Seattle, Washington. The Annual Meeting will begin at 8:00 a.m. Only shareholders who owned stock at the close of business on March 22, 2002 can vote at this meeting or any adjournments that may take place. At the Annual Meeting we will ask you to:

  . Elect directors to hold office for the term as described in the attached Proxy Statement; and

  .  Transact any other business properly presented at the meeting.

   Your Board of Directors recommends that you vote in favor of the proposal outlined in the Proxy Statement.

   At the meeting we will also report on the 2001 business results of Avenue A and other matters of interest to shareholders.

   To ensure your representation at the Annual Meeting, you are urged to complete, sign, date and return the enclosed proxy card as soon as possible in the enclosed postage prepaid envelope. Your stock will be voted in accordance with the instructions you give on your proxy card. You may, of course, attend the Annual Meeting and vote in person even if you have previously returned your proxy card.

   The approximate date of mailing for the Proxy Statement and accompanying proxy card is April 4, 2002.

                                          By Order of the Board of Directors,

                                          /s/ Jeffrey J. Miller
                                          Jeffrey J. Miller
                                          Corporate Secretary

---------------------------------------------------------------------------------------------------
Please note that attendance at the Annual Meeting will be limited to shareholders of Avenue A as of the record date, or their authorized representatives, and guests of Avenue A.
---------------------------------------------------------------------------------------------------

                                AVENUE A, INC.

                               -----------------

                                PROXY STATEMENT

                               -----------------

                INFORMATION CONCERNING SOLICITATION AND VOTING

General

   The Board of Directors of Avenue A, Inc. ("Avenue A") is sending you this Proxy Statement in connection with its solicitation of proxies for use at the Avenue A 2002 Annual Meeting of Shareholders. The Annual Meeting will be held on Wednesday, May 8, 2002, in the 40/th/ Floor Conference Room in the Bank of America Tower, 701 Fifth Avenue, Seattle, Washington, at 8:00 a.m. Avenue A intends to give or mail to shareholders definitive copies of this Proxy Statement and accompanying proxy card on or about April 4, 2002.

Record Date and Outstanding Shares

   Only those shareholders who owned common stock of Avenue A at the close of business on March 22, 2002, the record date for the Annual Meeting, can vote. At that date, there were 58,516,872 issued and outstanding shares of common stock.

Quorum

   A quorum for the Annual Meeting is a majority of the outstanding shares of common stock entitled to vote, and present, whether in person or by proxy, at the Annual Meeting.

Revocability of Proxies

   If you give your proxy card to Avenue A, you have the power to revoke it at any time before it is exercised. Your proxy card may be revoked by:

  .  notifying the Secretary of Avenue A in writing before the Annual Meeting;

  . delivering to the Secretary of Avenue A before the Annual Meeting a signed proxy card with a later date; or

  .  attending the Annual Meeting and voting in person.

Voting

   You are entitled to one vote for each share of common stock you hold. For the election of directors, the three directors who receive the greatest number of affirmative votes cast by holders of common stock present, in person or by proxy, and entitled to vote at the Annual Meeting will be elected to the Board. You are not entitled to cumulate votes in the election of directors.

   If your shares are represented by proxy, they will be voted in accordance with your directions. If your proxy is signed and returned without any direction given, your shares will be voted in accordance with our recommendations. Avenue A is not aware, as of the date of this Proxy Statement, of any matters to be voted on at the Annual Meeting other than as stated in this Proxy Statement and the accompanying Notice of Annual Meeting of Shareholders. If any other matters are properly brought before the Annual Meeting, the enclosed proxy card gives discretionary authority to the persons named in it to vote the shares.

   Abstentions and broker non-votes will be included in determining the presence of a quorum at the Annual Meeting. However, abstentions and broker non-votes will have no effect on the proposal to be voted on at the Annual Meeting because they will not represent votes cast at the Annual Meeting for the purpose of voting on such proposal.

Attendance at the Annual Meeting

   If you own shares of record, you may attend the Annual Meeting and vote in person, regardless of whether you have previously voted on a proxy card. If you own shares through a bank or brokerage firm account, you may attend the Annual Meeting, but you must bring account statements or letters from the bank or brokerage firm showing that you owned Avenue A stock as of March 22, 2002. Additionally, if you own shares through a bank or brokerage firm account, to vote your shares in person at the meeting, you must obtain a "legal proxy" from the bank or brokerage firm that holds your shares. You should contact your account representative to learn how to obtain a "legal proxy."

Solicitation of Proxies

   Proxies may be solicited by certain of Avenue A's directors, officers and regular employees, without payment of any additional compensation to them. Proxies may be solicited by personal interview, mail, electronic mail or telephone. Any costs relating to such solicitation of proxies will be borne by Avenue A. In addition, Avenue A may reimburse banks, brokerage firms and other persons representing beneficial owners of shares of common stock for their expenses in forwarding solicitation materials to such beneficial owners.

                      PROPOSAL 1:  ELECTION OF DIRECTORS

   In accordance with the Bylaws of Avenue A, the Board of Directors has fixed the number of directors constituting the Board at seven. The Board is divided into three classes, with one class of directors elected to a three-year term at each annual meeting of shareholders. At the 2002 Annual Meeting, three directors will be elected to hold office until the 2005 Annual Meeting of Shareholders, or until their respective successors are elected and qualified.

   The Board of Directors has proposed that the following nominees be elected at the Annual Meeting: Nicolas J. Hanauer, Brian P. McAndrews and Jack Sansolo. Unless otherwise instructed, persons named in the accompanying proxy will vote for these nominees. Although Avenue A anticipates that these nominees will be available to serve as directors, should any of them not accept the nomination, or otherwise be unable to serve, the proxies will have discretionary authority to vote for a substitute nominee or nominees.

   The Board of Directors recommends a vote "FOR" approval of this proposal.

Nominees for the Board of Directors for Three-Year Terms

   Nicolas J. Hanauer, age 42, a cofounder of Avenue A, has served as our Chairman of the Board since June 1998 and as a director since Avenue A was incorporated in February 1998. He also served as our Chief Executive Officer from June 1998 to September 1999. Since February 2000, Mr. Hanauer has served as a partner with Second Avenue Partners, a venture capital and management consulting firm that he cofounded. In addition, since 2000, Mr. Hanauer has been the Chief Strategy Officer of Pacific Coast Feather Company, a pillow and bedding manufacturing company. From 1990 to 2000, Mr. Hanauer was the Executive Vice President, Sales and Marketing, of Pacific Coast Feather Company. Mr. Hanauer holds a B.A. degree from the University of Washington. In addition to serving as a director of Avenue A, Mr. Hanauer currently serves as a director of HouseValues, Inc., Museum Quality Discount Framing, Inc. and Pacific Coast Feather Company.

   Brian P. McAndrews, age 43, has served as our Chief Executive Officer and a director since September 1999, and as our President since January 2000. From July 1990 to September 1999, Mr. McAndrews worked for ABC, Inc., a broadcasting and communications company, holding executive positions at ABC Sports, ABC Entertainment and ABC Television Network; most recently he served as Executive Vice President and General Manager of ABC Sports. From 1984 to 1989, Mr. McAndrews served as a product manager for General Mills, Inc., a leading consumer products manufacturer. He holds an M.B.A. degree from Stanford University and a B.A. degree from Harvard University.

   Jack Sansolo, Ph.D., age 58, has served as one of our directors since March 2002. Since January 2001, Dr. Sansolo has provided services through Point A Consulting, a marketing, communications and advertising agency which he founded and previously operated from March 1993 to August 1996. From September 1996 to January 2001, Dr. Sansolo served as Executive Vice President, Global Brand Direction, for Eddie Bauer, Inc., a retailer of apparel and home furnishings. Dr. Sansolo holds a Ph.D. degree from Harvard University and an A.B. degree from Hunter College. He currently serves as a director of one privately owned company and one nonprofit company.

Continuing Directors Whose Terms Expire in 2004

   Gregory B. Maffei, age 41, has served as one of our directors since September 1999. Since January 2000, Mr. Maffei has served as the President and Chief Executive Officer of 360networks inc., a broadband network services provider. From July 1997 to January 2000, Mr. Maffei served as Senior Vice President and Chief Financial Officer of Microsoft Corporation, a software and technology company. From 1993 to 1997, Mr. Maffei served in various capacities at Microsoft, including Vice President, Corporate Development and Treasurer. Mr. Maffei holds an M.B.A. degree from the Harvard Business School and an A.B. degree from Dartmouth College. He currently serves as a director of Expedia, Inc., ONI Systems Corporation, Starbucks Corporation and 360networks inc.

   Peter M. Neupert, age 46, has served as one of our directors since February 2000. Since July 1999, Mr. Neupert has served as Chairman of the Board of Directors of drugstore.com, inc., an online retail store and information site for health, beauty, wellness, personal care and pharmacy products, and from July 1998 to April 2001, he served as drugstore.com's President and Chief Executive Officer. From March 1987 to July 1998, Mr. Neupert served in various capacities at Microsoft, most recently as Vice President of News and Publishing for its interactive media group. Mr. Neupert holds an M.B.A. degree from Dartmouth College and a B.A. degree from Colorado College.

Continuing Directors Whose Terms Expire in 2003

   Jason Green, age 34, has served as one of our directors since May 1999. Since September 1997, Mr. Green has served as a general partner of U.S. Venture Partners, a venture capital firm. From September 1995 to August 1997, Mr. Green was a Ewing Marion Kauffman Fellow with Venrock Associates, a venture capital firm. From June 1994 to August 1995, Mr. Green served as a Research Fellow at the Harvard Business School. Mr. Green has served as a vice president of Muzertechnika, an Eastern European computer and telecommunications company, and as a consultant with Bain & Company, a strategy consulting firm. Mr. Green holds an M.B.A. degree from the Harvard Business School and a B.A. degree from Dartmouth College. He currently serves as a director of NightFire Software Inc., PerksatWork.com Inc. and PrintNation.com.

   Fredric W. Harman, age 41, has served as one of our directors since May 1999. Since 1994, Mr. Harman has managed several venture capital funds affiliated with Oak Investment Partners, a venture capital firm. From 1991 to 1994, he served as a general partner of Morgan Stanley Venture Capital. Mr. Harman holds an M.B.A. degree from the Harvard Business School and B.S. and M.S. degrees from Stanford University. Mr. Harman currently serves as a director of InterNAP Network Services Corporation, Inktomi Corporation, Primus Knowledge Solutions, Inc. and several privately held companies.

Information on Committees of the Board of Directors and Meetings

   During the last fiscal year there were nine meetings of the Board. Mr. Maffei attended fewer than 75% of the Board meetings and the meetings of the committees on which he serves. All other incumbent directors attended at least 75% of the Board meetings and the meetings of the committees on which they serve.

   The Board has a compensation committee and an audit committee.

   Compensation committee.   The compensation committee's duties include
establishing and reviewing the compensation of our officers who report to the Chief Executive Officer, reviewing and making recommendations to the Board regarding the compensation of our Chief Executive Officer, considering compensation plans for our employees, and carrying out other duties under our stock incentive compensation plans and other plans approved by us as may be assigned to the committee by the Board. The current members of the compensation committee are Jason Green, Fredric W. Harman and Peter M. Neupert. The compensation committee met four times during the last fiscal year.

   Audit committee.   The audit committee assists the Board of Directors in
fulfilling its oversight responsibilities by:

  . reviewing the financial information to be provided to our shareholders and others;

  . reviewing the systems of internal controls that our management and the Board of Directors have established;

  .  reviewing Avenue A's audit process; and

  . reviewing, evaluating and, where appropriate, replacing Avenue A's independent accountants.

   The audit committee is governed by an audit committee charter. Each member of the audit committee must meet certain independence and financial literacy requirements. The current members of the audit committee are Jason Green, Fredric W. Harman and Gregory B. Maffei. The audit committee met five times during the last fiscal year.

Compensation of Directors

   We reimburse our nonemployee directors for reasonable expenses they incur in attending meetings of the Board of Directors and its committees. In addition, in fiscal year 2001, each nonemployee director received a nonqualified stock option to purchase 15,000 shares of our common stock pursuant to our stock option grant program for nonemployee directors. This program is administered under our 1999 stock incentive compensation plan. Under the program, each nonemployee director automatically receives a nonqualified stock option to purchase 50,000 shares of common stock upon initial election or appointment to the Board. One-third of this option vests on each of the first, second and third anniversaries of the grant date. Also, each nonemployee director who continues to serve on the Board receives an additional option to purchase 15,000 shares of common stock upon re-election or reappointment to the Board, which option fully vests on the first anniversary of the grant date. The exercise price for all options granted under the program is the fair market value of the common stock on the grant date. Options have a ten-year term, except that options expire three months after a nonemployee director ceases service as a director, unless cessation is due to death, in which case the options expire one year after the date of death. In addition, in fiscal year 2001 Messrs. Maffei and Neupert each received a nonqualified stock option to purchase 50,000 shares of our common stock.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

   The following table sets forth as of March 15, 2002 certain information regarding the beneficial ownership of our common stock by:

  . each person known by Avenue A to beneficially own 5% or more of our common stock;

  .  each director of Avenue A;

  . each executive officer of Avenue A for whom compensation information is given in the Summary Compensation Table in this Proxy Statement; and

  .  all directors and executive officers of Avenue A as a group.

                                                        Outstanding Shares of
                                                            Common Stock      Percent
Beneficial Owner                                        Beneficially Owned(1) of Class
----------------                                        --------------------- --------
Entities affiliated with Oak Investment Partners (2)...       8,109,117         13.9%
  525 University Avenue, Suite 1300
  Palo Alto, CA 94301
Entities affiliated with U.S. Venture Partners (3).....       4,861,860          8.3%
  2180 Sand Hill Road, Suite 300
  Menlo Park, CA 94025
Jason Green (4)........................................       4,876,860          8.3%
  2180 Sand Hill Road, Suite 300
  Menlo Park, CA 94025
Nicolas J. Hanauer.....................................       6,490,651         11.1%
  1000 Second Ave., Suite 1200
  Seattle, WA 98104
Fredric W. Harman (5)..................................       8,124,117         13.9%
  525 University Avenue, Suite 1300
  Palo Alto, CA 94301
Gregory B. Maffei (6)..................................         256,667            *
Brian P. McAndrews (7).................................       2,320,927          3.9%
Peter M. Neupert (8)...................................          65,001            *
Jack Sansolo...........................................           1,000            *
Michael T. Galgon (9)..................................       1,432,796          2.4%
Jeffrey J. Miller (10).................................         216,499            *
James A. Warner (11)...................................         668,000          1.1%
All directors and executive officers as a group
  (14 persons) (12)....................................      25,328,701         40.8%

--------
 * Less than 1% of the outstanding shares of common stock.

(1) Beneficial ownership is determined in accordance with rules of the Securities and Exchange Commission (the "Commission") and includes shares over which the indicated beneficial owner exercises voting and/or investment power. Shares of common stock subject to options currently exercisable or exercisable within 60 days are deemed outstanding for computing the percentage ownership of the person holding the options but are not deemed outstanding for computing the percentage ownership of any other person.

(2) The information provided relating to entities affiliated with Oak Investment Partners is based in part on a Schedule 13G filed with the Commission on February 14, 2002. Of the 8,109,117 shares of common stock beneficially owned by entities affiliated with Oak Investment Partners as of December 31, 2001 (which number does not include shares subject to options granted to Fredric W. Harman, a director of Avenue A): Oak Investment Partners VIII, Limited Partnership beneficially owns 7,955,043 shares and has sole voting and dispositive power over these shares; Oak Associates VIII, LLC beneficially owns 7,955,043 shares and has shared voting and dispositive power over these shares; Oak VIII Affiliates Fund, Limited Partnership beneficially owns 154,074 shares and has sole voting and dispositive power over these shares; Oak VIII Affiliates, LLC beneficially owns 154,074 shares and has shared voting and dispositive power over these shares; Oak Management Corporation beneficially owns 8,109,117 shares and has shared voting and dispositive power over these shares; and Bandel L. Carano, Gerald R. Gallagher, Edward F. Glassmeyer, Fredric W. Harman and Ann H. Lamont, all of whom are managing members of Oak Associates VIII, LLC, the general partner of Oak Investment Partners VIII, Limited Partnership, and all of whom are managing members of Oak VIII Affiliates, LLC, the general partner of Oak VIII Affiliates Fund, Limited Partnership, each beneficially owns 8,109,117 shares and has shared voting and dispositive power over these shares. Bandel L. Carano, Gerald R. Gallagher, Edward F. Glassmeyer, Fredric W. Harman and Ann H. Lamont disclaim beneficial ownership of the securities held by such partnerships in which these persons do not have a pecuniary interest.

(3) The information provided relating to entities affiliated with U.S. Venture Partners is based in part on a Schedule 13G filed with the Commission on February 13, 2001. Of the 4,861,860 shares of common stock beneficially owned by entities affiliated with U.S. Venture Partners (which number does not include shares subject to options granted to Jason Green, a director of Avenue A): U.S. Venture Partners VI, L.P. directly owns 4,521,530 shares and has sole voting and dispositive power over these shares; USVP VI Affiliates Fund, L.P. directly owns 126,408 shares and has sole voting and dispositive power over these shares; USVP VI Entrepreneur Partners, L.P. directly owns 140,994 shares and has sole voting and dispositive power over these shares; and 2180 Associates Fund VI, L.P. directly owns 72,928 shares and has sole voting and dispositive power over these shares. Notwithstanding the above, Presidio Management Group VI, L.L.C., the general partner of each of the above-named entities, indirectly owns the 4,861,860 shares held by these entities and may be deemed to have sole voting and dispositive power over these shares. In addition, notwithstanding the above, Irwin Federman, Jason Green, Steven M. Krausz, Stuart G. Phillips, Jonathan D. Root and Philip M. Young, the managing members of Presidio Management Group VI, L.L.C., indirectly own the 4,861,860 shares held by the above-named entities and may be deemed to share voting and dispositive power over these shares with these entities.

(4) Includes 4,861,860 shares of common stock held by entities affiliated with U.S. Venture Partners. Mr. Green is a managing member of Presidio Management Group VI, L.L.C., the general partner of the entities affiliated with U.S. Venture Partners discussed in footnote 3, and may be deemed to share voting and dispositive power over these shares with these entities. Mr. Green disclaims beneficial ownership of shares held by these entities, except to the extent of his pecuniary interest in Presidio Management Group VI, L.L.C. Also includes 15,000 shares subject to options exercisable within 60 days of March 15, 2002.

(5) Includes 8,109,117 shares of common stock held by entities affiliated with Oak Investment Partners. Mr. Harman is a managing member of Oak Associates VIII, LLC, the general partner of Oak Investment Partners VIII, Limited Partnership, and a managing member of Oak VIII Affiliates, LLC, the general partner of Oak VIII Affiliates Fund, Limited Partnership, and shares voting and dispositive power over these shares with entities affiliated with Oak Investment Partners. Mr. Harman disclaims beneficial ownership of shares held by entities affiliated with Oak Investment Partners in which he does not have a pecuniary interest. Also includes 15,000 shares subject to options exercisable within 60 days of March 15, 2002.

(6) Includes 31,667 shares subject to options exercisable within 60 days of March 15, 2002 and 30,000 shares subject to repurchase by Avenue A at the original exercise price paid for such shares in the event of termination of services of holder, which right lapses over time in accordance with a vesting schedule.

(7) Includes 18,750 shares held by the Lauren E. McAndrews Trust of 1999, 18,750 shares held by the Kyle S. McAndrews Trust of 1999 and 1,743,250 shares subject to options exercisable within 60 days of March 15, 2002, of which 752,400 shares are subject to repurchase by Avenue A at the original exercise price paid for such shares in the event of termination of services of holder, which right lapses over time in accordance with vesting schedules. Mr. McAndrews disclaims beneficial ownership of the shares held by the Lauren E. McAndrews Trust of 1999 and the shares held by the Kyle S. McAndrews Trust of 1999.

(8) Represents shares subject to options exercisable within 60 days of March 15, 2002.

(9) Includes 140,962 shares held by the Gretl D. Galgon Family Trust of 1999, 140,962 shares held by the Michael T. Galgon Family Trust of 1999 and 407,278 shares subject to options exercisable within 60 days of March 15, 2002, of which 73,334 shares are subject to repurchase by Avenue A at the original exercise price in the event of termination of services of holder, which right lapses over time in accordance with vesting schedules. Mr. Galgon disclaims beneficial ownership of the shares held by the Gretl D. Galgon Family Trust of 1999 and the shares held by the Michael T. Galgon Family Trust of 1999.

(10) Includes 60,000 shares that are subject to repurchase by Avenue A at the original exercise price paid for such shares in the event of termination of services of holder, which right lapses over time in accordance with a vesting schedule, and 36,499 shares subject to an option exercisable within 60 days of March 15, 2002, of which 4,000 shares are subject to repurchase by Avenue A at the original exercise price in the event of termination of services of holder, which right lapses over time in accordance with a vesting schedule.

(11) Includes 577,500 shares subject to an option exercisable within 60 days of March 15, 2002, of which 210,000 shares are subject to repurchase by Avenue A at the original exercise price in the event of termination of services of holder, which right lapses over time in accordance with a vesting schedule.

(12) Includes 90,000 shares subject to repurchase by Avenue A at the original exercise prices paid for such shares in the event of termination of services of holders, which rights lapse over time in accordance with vesting schedules, and 3,600,801 shares subject to options exercisable within 60 days of March 15, 2002, of which 1,201,402 shares are subject to repurchase by Avenue A at the original exercise prices in the event of termination of services of holders, which rights lapse over time in accordance with vesting schedules.

                              EXECUTIVE OFFICERS

   The following persons are executive officers of Avenue A as of April 1, 2002, and will serve in the capacities noted until May 29, 2002, or until the election and qualification of their successors. Each officer named below is expected to be re-elected at the Board meeting to be held on May 29, 2002.

                                                                       Officer
       Name               Age   Positions and Offices with Avenue A     Since
       ----               ---   -----------------------------------    -------
  Brian P. McAndrews..... 43  Chief Executive Officer and President     1999
  Michael T. Galgon...... 34  Chief Strategy Officer                    1998
  Clark M. Kokich........ 50  Division President, Avenue A              1999
  Jeffrey J. Miller...... 54  Senior Vice President, Legal and Privacy  1999
                                Affairs and Corporate Secretary
  Thomas M. Sperry....... 50  Division President, Atlas DMT             1999
  Michael Vernon......... 54  Chief Financial Officer                   2000
  James A. Warner........ 48  Division President, Avenue A/NYC          2000

   For a biographical summary of Mr. McAndrews, see "PROPOSAL 1: ELECTION OF DIRECTORS."

   Michael T. Galgon, a cofounder of Avenue A, has served as our Chief Strategy Officer since January 2000. From October 1999 to January 2000, he served as our Senior Vice President, Marketing and Business Development. From October 1998 to October 1999, he served as our President, and from October 1997 to October 1998, he served as our General Manager. From October 1995 to October 1997, Mr. Galgon attended the Harvard Business School. From October 1994 to October 1995, he served as a full-time volunteer with Volunteers In Service To America. From 1990 to 1994, Mr. Galgon served as an officer in the U.S. Navy. Mr. Galgon holds an M.B.A. degree from the Harvard Business School and a B.A. degree from Duke University.

   Clark M. Kokich has served as our Division President, Avenue A since May 2001. From October 2000 to May 2001, Mr. Kokich served as our President, Digital Marketing Solutions, Seattle. From January 2000 to October 2000, he served as our Senior Vice President, Diversified Services, and from July 1999 to January 2000 as our Vice President, General Manager, Growth Markets Division. From April 1996 to October 1998, Mr. Kokich served as President and Chief Executive Officer of Calla Bay, Inc., an apparel retailer. From January 1992 to April 1996, he served as the Director, Sales & Marketing for AT&T Wireless Services, a wireless telecommunications provider. Mr. Kokich holds a B.S. degree from the University of Oregon.

   Jeffrey J. Miller, Ph.D., has served as our Senior Vice President, Legal and Privacy Affairs since December 2000 and Corporate Secretary since September 2000. From July 1999 to December 2000, he served as our Vice President of Corporate Development and Legal Affairs. From November 1997 to June 1999, Dr. Miller served as the President and Chief Executive Officer of Reprogen, Inc., a functional genomics company. From October 1996 to October 1997, he served as Senior Vice President of Corporate Development for Ostex International Inc., a medical diagnostic company. From April 1987 to September 1996, Dr. Miller served in various capacities at NeoRx Corporation, a cancer research company, including Senior Vice President, Business Development and Legal Affairs, Secretary and General Counsel. From 1985 to April 1987, he was a partner in the Seattle law firm of Seed and Berry. Dr. Miller holds a Ph.D. degree in biology from the University of California at Santa Cruz, a J.D. degree from Loyola University of Los Angeles and a B.A. degree from the University of California at Los Angeles.

   Thomas M. Sperry has served as our Division President, Atlas DMT since May 2001. From October 2000 to May 2001, Mr. Sperry served as our President, Digital Marketing Technologies and from October 1999 to October 2000, as our Vice President and General Manager, Client Services. From January 1999 to October 1999, Mr. Sperry served as Managing Partner of Bozell Worldwide, Inc., a marketing communications agency. From April 1994 to December 1998, Mr. Sperry was a co-owner and president of CF2GS Inc., a marketing communications agency that was acquired by Bozell Worldwide, Inc. in January 1999. Mr. Sperry holds M.A. and B.A. degrees from the University of San Francisco.

   Michael Vernon has served as our Chief Financial Officer since September 2000. From August 1999 to September 2000, Mr. Vernon worked as a consultant. From August 1998 to August 1999, Mr. Vernon served as Chief Operating Officer of Park Plaza International, an international hotel chain and privately owned corporation. From August 1995 to February 1997, Mr. Vernon served as Chief Financial Officer of Red Lion Hotels, a national hotel chain. Mr. Vernon holds an M.B.A. degree and a B.S. degree from Stanford University.

   James A. Warner has served as Division President, Avenue A/NYC since May 2001. From January 2000 to May 2001, Mr. Warner served as President, Avenue A/NYC. From September 1998 to December 1999, Mr. Warner served as President of Third Floor Enterprises, a consulting firm which provided services to online and traditional media companies. From February 1998 to September 1998, Mr. Warner served as President of the Magazine Division of Primedia, Inc., a diversified media company. From February 1995 to September 1997, he served as President of the CBS Television Network, a division of CBS, Inc., a broadcasting and communications company. Mr. Warner holds an M.B.A. degree from the Harvard Business School and a B.A. degree from Yale University.

                            EXECUTIVE COMPENSATION

Summary Compensation Table

   The following table sets forth certain compensation information for the years indicated as to the Chief Executive Officer of Avenue A and the four next most highly compensated executive officers based on salary for the fiscal year ended December 31, 2001.

                                                                      Long-Term
                                                                     Compensation
                                                                        Awards
                                                          Annual     ------------
                                                       Compensation   Securities
                                                       ------------   Underlying   All Other
          Name and Principal Position             Year    Salary       Options    Compensation
          ---------------------------             ---- ------------  ------------ ------------
Brian P. McAndrews............................... 2001   $320,850       782,000     $   528(1)
 Chief Executive Officer and President            2000    304,997       357,000      63,434
                                                  1999     88,804(2)  1,845,000      20,179

James A. Warner.................................. 2001    252,425       450,000         528(1)
 Division President, Avenue A/NYC                 2000    238,782       450,000         484

Michael Vernon................................... 2001    228,413       450,000         528(1)
 Chief Financial Officer

Jeffrey J. Miller................................ 2001    225,573       205,000         528(1)
 Senior Vice President, Legal and Privacy Affairs 2000    203,975         7,500         528
 and Corporate Secretary

Clark M. Kokich.................................. 2001    213,423       366,667         528(1)
 Division President, Avenue A

--------
(1) Represents payment of life insurance premiums.

(2) Mr. McAndrews joined Avenue A in September 1999.

Option Grants in Fiscal Year 2001

   The following table sets forth certain information regarding options granted during the fiscal year ended December 31, 2001 to the Chief Executive Officer of Avenue A and the four other officers for whom compensation information is reported in this Proxy Statement.

                                                                               Potential Realizable Value at
                                                                                  Assumed Annual Rates of
                                                                               Stock Price Appreciation for
                                           Individual Grants                          Option Term(2)
                         ----------------------------------------------------- -----------------------------
                         Number of
                         Securities Percent of Total
                         Underlying Options Granted
                          Options   to Employees in  Exercise Price Expiration
          Name            Granted    Fiscal Year(1)    Per Share       Date          5%            10%
          ----           ---------- ---------------- -------------- ----------    --------       --------
Brian P. McAndrews......  200,000         2.1%           $1.25       02/22/11  $157,224       $398,436
                           18,000         0.2             1.14       05/30/11    12,905         32,704
                          264,000         2.8             1.14       05/30/11   189,272        479,653
                          300,000         3.2             1.49       12/19/11   281,116        712,403
James A. Warner.........   75,000         0.8             1.25       02/22/11    58,959        149,413
                          225,000         2.4             1.14       05/30/11   161,311        408,795
                          150,000         1.6             1.49       12/19/11   140,558        356,201
Michael Vernon..........   50,000         0.5             1.25       02/22/11    39,306         99,609
                          200,000         2.1             1.14       05/30/11   143,388        363,373
                          200,000         2.1             1.49       12/19/11   187,411        474,935
Jeffrey J. Miller.......  100,000         1.1             1.25       02/22/11    78,612        199,218
                            5,000         0.0             1.14       05/30/11     3,585          9,084
                          100,000         1.1             1.49       12/19/11    93,705        237,468
Clark M. Kokich.........  150,000         1.6             1.25       02/22/11   117,918        298,827
                           16,667         0.2             1.14       05/30/11    11,949         30,282
                          200,000         2.1             1.49       12/19/11   187,411        474,935

--------
(1) Based on a total of 9,390,848 option shares granted to employees during fiscal year 2001.

(2) The dollar amounts under these columns result from calculations at the 5% and 10% rates required by regulations of the Commission and are not intended to forecast possible future appreciation, if any, of the common stock price. The information in these columns assumes that all options are exercised at the end of each of their terms. Each option has a ten-year term. Actual gains, if any, on stock option exercises depend on factors such as the future performance of the common stock and overall stock market conditions. We cannot assure you that the actual value realized by any of these officers will approximate the amounts set forth in the table.

Option Exercises in Fiscal Year 2001 and Year-End Option Values

   The following table sets forth certain information as of December 31, 2001 regarding options held by the Chief Executive Officer of Avenue A and the four other officers for whom compensation is reported in this Proxy Statement.

                             Number of Securities       Value of Unexercised
                            Underlying Unexercised     in-the-Money Options at
                          Options at Fiscal Year-End     Fiscal Year-End(1)
                         ---------------------------- -------------------------
          Name           Exercisable(2) Unexercisable Exercisable Unexercisable
          ----           -------------- ------------- ----------- -------------
Brian P. McAndrews......   1,644,717       805,800     $643,816     $224,870
James A. Warner.........     527,500       360,000       49,950      139,050
Michael Vernon..........     133,333       616,667       29,600      144,650
Jeffrey J. Miller.......       9,500       203,000        1,110       66,665
Clark M. Kokich.........      98,497       360,000       32,325      113,300

--------
(1) Amounts equal the closing price of the common stock as reported on the Nasdaq National Market on December 31, 2001 ($1.695 per share), less the option exercise price, multiplied by the number of shares exercisable or unexercisable.

(2) Shares purchased or purchasable upon exercise of options may be subject to repurchase by Avenue A at the original exercise price per share in the event of the optionee's termination of services prior to the vesting of such shares in accordance with a vesting schedule. In this context, "vesting" means that the shares subject to, or issued upon exercise of, options are no longer subject to repurchase by Avenue A.

Compensation Committee Interlocks and Insider Participation

   None of our executive officers serves as a member of the compensation committee or board of directors of any entity that has an executive officer serving as a member of our compensation committee or Board of Directors.

   As discussed below in "Certain Transactions," on October 8, 1999, Avenue A loaned $676,000 to Brian P. McAndrews, our Chief Executive Officer and one of our directors, pursuant to a promissory note in connection with the purchase of shares of common stock and the exercise of stock options. The loan bears interest at a rate equal to the greater of (1) the applicable federal rate for a demand note as of October 8, 1999 and as redetermined each year on the anniversary date of the note and (2) the lowest rate necessary to avoid the imputation of interest under the Internal Revenue Code. The promissory note is payable on demand by Avenue A. The maximum aggregate principal amount outstanding under this loan in fiscal year 2001 was $676,000. In July 2001, the note was amended to provide that one third of the principal balance outstanding on January 1, 2002 and all accrued interest as of such date would be forgiven on such date if Mr. McAndrews continued to be employed by Avenue A as of that date, one half of the principal balance outstanding on January 1, 2003 and all accrued interest as of such date would be forgiven on such date if Mr. McAndrews continues to be employed by Avenue A as of that date, and any remaining principal amount and accrued interest would be forgiven on January 1, 2004 if Mr. McAndrews continues to be employed by Avenue A as of that date. The amendment also provided that Avenue A would provide Mr. McAndrews with the amounts of federal income tax owed, on a "grossed up" basis, with respect to amounts forgiven. The outstanding balance on this loan as of March 15, 2002 was $413,111.

                       REPORT ON EXECUTIVE COMPENSATION

Composition of the Compensation Committee

   From January 1 to May 29, 2001, our compensation committee consisted of Nicolas J. Hanauer, Fredric W. Harman and Gregory B. Maffei. Since May 30, 2001, our compensation committee has consisted of Jason Green, Fredric W. Harman and Peter M. Neupert. During fiscal year 2001, our Board of Directors approved option grants to certain executive officers and established the salary of our Chief Executive Officer, and our compensation committee approved option grants to certain executive officers and established the salaries of executive officers other than the Chief Executive Officer. As a consequence, this report is made jointly by the Board of Directors (as composed during fiscal year 2001) and our compensation committee.

Compensation Philosophy

   Avenue A offers compensation packages designed to attract and retain outstanding employees, to encourage and reward the achievement of corporate goals and to align employee financial interests with long-term shareholder value. Our compensation policy is to offer a package including a competitive salary, competitive benefits and, on a discretionary basis from time to time, incentive bonuses based on individual or corporate achievements. Avenue A also encourages broad-based employee ownership of Avenue A's common stock through employee stock purchase and stock option programs in which most employees are eligible to participate. Our compensation policy for executive officers is similar to that for other employees, and is designed to promote continued performance and attainment of corporate and personal goals. Executive officers receive total compensation packages in line with their responsibilities and expertise.

Cash-Based Compensation

   The compensation committee reviews and establishes annually the salaries of each of the executive officers reporting directly to the Chief Executive Officer, with reference to the executive's contribution to company performance, level of responsibility, experience and breadth of knowledge. Each such executive officer is eligible to receive a cash bonus at the discretion of the compensation committee based on achievement of satisfactory financial results for Avenue A. In 2001, the salaries of several executive officers were increased by 1.3% to 10% over the base salaries for the previous year. For most executives the increase was based upon a 5% merit increase that was prorated for those executives employed for only a portion of fiscal year 2000. Dr. Miller received a 10% salary increase as a result of his assumption of expanded responsibilities in connection with his promotion to Senior Vice President.

Stock-Based Compensation

   Avenue A seeks to align the long-term interests of its executive officers with those of its shareholders. As a result, each executive officer receives a significant stock option grant when he or she joins Avenue A or is promoted to an executive officer position. Grant sizes are determined based on various subjective factors primarily relating to the responsibilities of the individual officers, their anticipated contributions to Avenue A's success and prior option grants. In addition, the compensation committee has periodically granted and intends to continue to grant additional stock options to executive officers from time to time based on their responsibilities, their performance and contributions during the past year, prior option grants and the need to retain such executives. All options have an exercise price equal to the fair market value of Avenue A's common stock on the dates of grant.

Ongoing Review

   The compensation committee evaluates Avenue A's compensation policies on an ongoing basis to determine whether they enable Avenue A to attract, retain and motivate key personnel. To meet these objectives, the compensation committee may from time to time increase salaries, award additional stock options or provide other short- and long-term incentive compensation to executive officers reporting to the Chief Executive Officer.

Chief Executive Officer Compensation

   The compensation committee reviews at least annually the compensation of the Chief Executive Officer and makes recommendations regarding the Chief Executive Officer's compensation to the Board of Directors for approval by the members of the Board (other than Mr. McAndrews). In making its recommendations regarding the compensation of the Chief Executive Officer, the Compensation Committee uses the same policies and goals that are used in determining compensation for other executive officers. The Board approved a 5% merit increase in Mr. McAndrews' base compensation for 2001. In addition, during fiscal year 2001 the Board granted Mr. McAndrews an option to purchase 200,000 shares of Avenue A's common stock, and the compensation committee, as currently constituted, granted Mr. McAndrews options to purchase 582,000 shares of common stock. All options have an exercise price equal to the fair market value of Avenue A's common stock on the dates of grant.

Policy Regarding Section 162(m) of the Internal Revenue Code

   Avenue A is subject to Section 162(m) of the Internal Revenue Code of 1986, as amended, which limits the deductibility of certain compensation payments to our executive officers in excess of $1 million. The compensation committee does not expect cash compensation in 2002 to the Chief Executive Officer or any other executive officer to be in excess of $1 million. Section 162(m) also provides for certain exemptions to the limitations on deductibility, including compensation that is "performance-based" within the meaning of Section 162(m).

              Compensation Committee    Board of Directors
              ----------------------    ------------------
              Jason Green               Nicolas J. Hanauer
              Fredric W. Harman         Jason Green
              Peter M. Neupert          Fredric W. Harman
                                        Gregory B. Maffei
                                        Brian P. McAndrews
                                        Peter M. Neupert

                         REPORT BY THE AUDIT COMMITTEE

   The members of the audit committee of the Board of Directors are independent as that term is defined in Rule 4200(a)(14) of the National Association of Securities Dealers Marketplace Rules. On May 31, 2000, the Board of Directors adopted a written Audit Committee Charter, and on February 27, 2002, the Board approved an amended Audit Committee Charter. A copy of the amended Audit Committee Charter is provided herewith as Appendix A. The audit committee has reviewed and discussed the audited financial statements for fiscal year 2001 with Avenue A's management. In addition, the audit committee has discussed with Avenue A's independent accountants the matters required by Statement on Auditing Standards No. 61. The audit committee also has received the written disclosures and the letter from Avenue A's independent accountants required by the Independence Standards Board Standard No. 1 and has discussed with the independent accountants the independent accountants' independence. Based on the discussions and reviews referenced above, the audit committee recommended to Avenue A's Board of Directors that the audited financial statements for fiscal year 2001 be included in Avenue A's Annual Report on Form 10-K for fiscal year 2001.

                               Audit Committee
                               ---------------
                               Jason Green
                               Fredric W. Harman
                               Gregory B. Maffei

                               PERFORMANCE GRAPH

   The graph below compares the cumulative total shareholder return on our common stock with the cumulative total shareholder return of The Nasdaq Stock Market (U.S. Companies) Index and the Peer Group, which consists of Digital Impact, Inc., DoubleClick Inc., Engage Technologies, Inc. and 24/7 Media, Inc. MediaPlex, Inc. was a member of the Peer Group in the performance graph included in our Proxy Statement relating to our 2001 Annual Meeting but is not a member of the Peer Group in the performance graph below because MediaPlex was acquired in October 2001 by ValueClick Inc. and therefore was no longer an independent publicly traded company as of December 31, 2001. The stocks of each company in the Peer Group are quoted on The Nasdaq National Market and the returns of each company in the Peer Group are weighted based on the market capitalizations of such companies. Note: stock price performance shown for Avenue A is historical and not necessarily indicative of future price performance.

                COMPARISON OF 22-MONTH CUMULATIVE TOTAL RETURN*
        AMONG AVENUE A, INC., THE NASDAQ STOCK MARKET (U.S. COMPANIES)
                            INDEX AND A PEER GROUP

                                    [CHART]



                                                 02/29/00 12/31/00 12/31/01
                                                 -------- -------- --------
    Avenue A....................................   $100    $ 2.52   $ 2.35
    The Nasdaq Stock Market (U.S. Companies)
      Index.....................................   $100    $62.49   $49.56
    Peer Group..................................   $100    $ 6.71   $ 7.22

--------
* Assumes $100 invested at the close of trading on February 29, 2000 in Avenue A's common stock, in The Nasdaq Stock Market (U.S. Companies) Index and in the Peer Group, and assumes reinvestment of dividends, if any.

                             CERTAIN TRANSACTIONS

   On September 14, 2000, Avenue A loaned $59,900 to Jamison F. Marra, our former Chief Information Officer and Vice President of Software Development. This loan bore interest at a rate of 6.22% per year with interest payable every six months beginning March 15, 2001. The maximum aggregate principal amount outstanding under this loan in fiscal year 2001 was $59,900. The loan matured upon Mr. Marra's departure from Avenue A in May 2001. The entire amount of principal and interest on this loan was forgiven by Avenue A upon Mr. Marra's departure. In addition, on November 22, 2000, Avenue A loaned $355,000 to Mr. Marra. This loan bears interest at a rate of 9.00% per year, payable every six months beginning on May 22, 2001. The loan matured upon Mr. Marra's departure from Avenue A in May 2001. The maximum aggregate amount outstanding under this loan in fiscal year 2001 was $361,035. Mr. Marra has repaid $238,192 in principal and interest on this loan. The outstanding balance on this loan as of March 15, 2002 was $126,164.

   On October 8, 1999, Avenue A loaned $29,013 to Michael T. Galgon, our Chief Strategy Officer, pursuant to a promissory note in connection with the purchase of shares of common stock and the exercise of stock options. This loan bears interest at a rate equal to the greater of (1) the applicable federal rate for a demand note as of October 8, 1999 and as redetermined each year on the anniversary date of the note and (2) the lowest rate necessary to avoid the imputation of interest under the Internal Revenue Code. The promissory note is payable on demand by Avenue A. The maximum aggregate principal amount outstanding under this loan in fiscal year 2001 was $29,013. In July 2001, the promissory note was amended to provide that one third of the principal balance outstanding on January 1, 2002 and all accrued interest as of such date would be forgiven on such date if Mr. Galgon continued to be employed by Avenue A as of that date, one half of the principal balance outstanding on January 1, 2003 and all accrued interest as of such date would be forgiven on such date if Mr. Galgon continues to be employed by Avenue A as of that date, and any remaining principal amount and accrued interest would be forgiven on January 1, 2004 if Mr. Galgon continues to be employed by Avenue A as of that date. The amendment also provided that Avenue A would provide Mr. Galgon with the amounts of federal income tax owed, on a "grossed up" basis, with respect to amounts forgiven. The outstanding balance on this loan as of March 15, 2002 was $17,730. In addition, on October 27, 2000, Avenue A loaned $408,703 to Mr. Galgon, which loan is secured by a pledge of 750,000 shares of Avenue A common stock. The loan bears interest at a rate of 9% per year with interest and principal due upon maturity. The loan matures on the earlier of October 26, 2002 or the termination of Mr. Galgon's employment with Avenue A. The maximum aggregate amount outstanding under this loan in fiscal year 2001 was $426,686. Mr. Galgon has paid $208,000 in principal and interest on this loan, and the outstanding balance on this loan as of March 15, 2002 was $217,400.

   On October 8, 1999, Avenue A loaned $11,570 to Neve R. Savage, our former President of Avenue A, International Division, pursuant to a promissory note in connection with the purchase of shares of common stock of Avenue A and the exercise of stock options. This loan bears interest at a rate equal to the greater of (1) the applicable federal rate for a demand note as of October 8, 1999 and as redetermined each year on the anniversary date of the note and (2) the lowest rate necessary to avoid the imputation of interest under the Internal Revenue Code. The promissory note is payable on demand by Avenue A. The maximum aggregate principal amount outstanding under this loan in fiscal year 2001 was $11,570, and the outstanding principal balance on this loan as of March 15, 2002 was $11,570. In addition, on August 18, 2000, Avenue A loaned $1,300,000 to Mr. Savage, such amount to be repaid to Avenue A at maturity. This loan bears interest at a rate of 9% per year to be paid each quarter beginning in December 2000. The loan matured upon Mr. Savage's departure from Avenue A in July 2001. The maximum aggregate amount outstanding under this loan in fiscal year 2001 was $1,432,600. Mr. Savage has repaid $1,246,308 in principal and interest on this loan. The outstanding balance on this loan as of March 15, 2002 was $52,692.

   On October 8, 1999, Avenue A loaned $676,000 to Brian P. McAndrews, our Chief Executive Officer and one of our directors, pursuant to a promissory note in connection with the purchase of shares of common stock and the exercise of stock options. The loan bears interest at a rate equal to the greater of
(1) the applicable federal rate for a demand note as of October 8, 1999 and as redetermined each year on the anniversary date of the note and (2) the lowest rate necessary to avoid the imputation of interest under the Internal Revenue Code. The promissory note is payable on demand by Avenue A. The maximum aggregate principal amount outstanding under this loan in fiscal year 2001 was $676,000. In July 2001, the note was amended to provide that one third of the principal balance outstanding on January 1, 2002 and all accrued interest as of such date would be forgiven on such date if Mr. McAndrews continued to be employed by Avenue A as of that date, one half of the principal balance outstanding on January 1, 2003 and all accrued interest as of such date would be forgiven on such date if Mr. McAndrews continues to be employed by Avenue A as of that date, and any remaining principal amount and accrued interest would be forgiven on January 1, 2004 if Mr. McAndrews continues to be employed by Avenue A as of that date. The amendment also provided that Avenue A would provide Mr. McAndrews with the amounts of federal income tax owed, on a "grossed up" basis, with respect to amounts forgiven. The outstanding balance on this loan as of March 15, 2002 was $413,111.

              EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND
                        CHANGE-OF-CONTROL ARRANGEMENTS

   McAndrews Employment Agreement. On January 20, 2000, Brian P. McAndrews and Avenue A entered into an employment agreement pursuant to which Mr. McAndrews serves as Chief Executive Officer of Avenue A. Pursuant to the terms of the agreement, Mr. McAndrews must receive an annual salary of not less than $300,000. Also pursuant to the agreement, in connection with his initial employment Mr. McAndrews received an option to purchase 1,845,000 shares of Avenue A common stock at a price per share of $1.26667, the fair market value on the date of grant, subject to vesting over a period of four years and in accordance with the terms of Avenue A's 1998 stock incentive compensation plan. Pursuant to the agreement, upon completion of Avenue A's initial public offering Mr. McAndrews received an option to purchase 264,000 shares of Avenue A common stock at a price per share equal to the initial public offering price, also subject to vesting over a period of four years and in accordance with the terms of Avenue A's 1998 stock incentive compensation plan. Either Avenue A or Mr. McAndrews may terminate the employment agreement at any time, and the agreement is automatically terminated upon the death or total disability of Mr. McAndrews. Upon termination for any reason, Mr. McAndrews is entitled to any accrued and unpaid annual base salary and bonus. If Mr. McAndrews is terminated without cause or if he terminates his employment for "good reason," he is entitled to a severance package consisting of 12 months' base salary and acceleration of a portion of any unvested stock options or unvested shares obtained upon exercise of stock options equal to the portion that would have vested during the one-year period immediately following the termination date (assuming no termination had occurred). If Mr. McAndrews is terminated for cause, he is entitled to a severance package equal to three months' base salary. If Mr. McAndrews is terminated by a successor corporation to Avenue A within one year of a change of control, he is entitled to a severance package consisting of 12 months' base salary and is entitled to full acceleration of any unvested stock options or unvested shares obtained upon exercise of stock options. Upon a change of control, 50% of Mr. McAndrews' unvested stock options and unvested shares obtained upon exercise of stock options immediately vest. Pursuant to the terms of the employment agreement, Mr. McAndrews is also subject to a confidentiality, non-competition and non-solicitation agreement in favor of Avenue A.

   Warner Employment Agreement. On January 18, 2000, James A. Warner, Division President, Avenue A/NYC, a wholly owned subsidiary of Avenue A, and Avenue A entered into an employment agreement. Pursuant to the terms of the agreement, Mr. Warner must receive an annual salary of not less than $250,000. Also pursuant to the agreement, in connection with his initial employment Mr. Warner received an option to purchase 300,000 shares of Avenue A common stock at a price per share of $8.00, the fair market value on the date of grant, subject to vesting over a period of four years and in accordance with the terms of Avenue A's 1998 stock incentive compensation plan. Either Avenue A or Mr. Warner may terminate the employment agreement at any time and the agreement is automatically terminated upon the death or total disability of Mr. Warner. Upon termination for any reason, Mr. Warner is entitled to any accrued and unpaid annual base salary and bonus. If Mr. Warner is terminated without cause or if he terminates his employment for "good reason," he is entitled to a severance package consisting of 12 months' base salary and is entitled to acceleration of a portion of any unvested stock options or unvested shares obtained upon exercise of stock options equal to the portion that would have vested during the one-year period immediately following the termination date (assuming no termination had occurred). Upon a change of control, a portion of Mr. Warner's unvested stock options and unvested shares obtained upon exercise of stock options equal to the portion that would vest during the one-year period immediately after the date of the change of control will automatically vest. Pursuant to the terms of the employment agreement, Mr. Warner is also subject to a confidentiality, non-competition and non-solicitation agreement in favor of Avenue A.

   Miller Employment Agreement. Jeffrey J. Miller and Avenue A entered into an employment agreement on June 21, 2000. Either Avenue A or Mr. Miller may terminate the employment agreement at any time, and the agreement is automatically terminated upon the death or total disability of Mr. Miller. Upon termination for any reason, Mr. Miller is entitled to any accrued and unpaid annual base salary and bonus. If Mr. Miller is terminated without cause, he is entitled to a severance package consisting of 12 months' base salary and is entitled to acceleration of a portion of any unvested stock options or unvested shares obtained upon exercise of stock options equal to the portion that would have vested during the one-year period immediately following the termination date (assuming no termination had occurred). If Mr. Miller terminates his employment for "good reason," he is entitled to a severance package consisting of 12 months' base salary. Pursuant to the terms of the employment agreement, Mr. Miller is also subject to a confidentiality, non-competition and non-solicitation agreement in favor of Avenue A.

   Galgon Employment Agreement. Michael T. Galgon and Avenue A entered into an employment agreement on June 21, 2000. Either Avenue A or Mr. Galgon may terminate the employment agreement at any time, and the agreement is automatically terminated upon the death or total disability of Mr. Galgon. Upon termination for any reason, Mr. Galgon is entitled to any accrued and unpaid annual base salary and bonus. If Mr. Galgon is terminated without cause, he is entitled to a severance package consisting of 12 months' base salary, full acceleration of any portion of the stock option grant of 754,500 shares to Mr. Galgon on June 23, 1998 that remains unvested, full acceleration of any portion of unvested shares obtained upon exercise of this stock option and acceleration of a portion of any other unvested stock options or unvested shares obtained upon exercise of any other stock options equal to the portion that would have vested during the one-year period immediately following the termination date (assuming no termination had occurred). If Mr. Galgon terminates his employment for "good reason," he is entitled to a severance package consisting of 12 months' base salary. Pursuant to the terms of the employment agreement, Mr. Galgon is also subject to a confidentiality, non-competition and non-solicitation agreement in favor of Avenue A.

   Change of Control Provisions Under the Restated 1999 Stock Incentive Compensation Plan. Unless individual agreements provide otherwise, if a corporate transaction, such as a merger or sale of Avenue A or a sale of all or substantially all of Avenue A's securities or assets (other than a transfer to a majority-owned subsidiary), occurs, each outstanding option under the restated 1999 stock incentive compensation plan will be assumed, continued or replaced with a comparable award by the successor corporation or the parent of the successor corporation; provided, however, that if the successor corporation refuses to assume, continue or replace outstanding options, each outstanding option will automatically accelerate and become 100% vested and exercisable immediately before the corporate transaction. Any option held by an executive officer who is subject to Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that is assumed, continued or replaced with a comparable award in the corporate transaction, other than in specified related-party transactions, will accelerate if the officer's employment or services are terminated by the successor corporation without cause or by the officer for good reason within two years after the corporate transaction.

   Change of Control Provisions Under the 1999 Employee Stock Purchase
Plan. In the event of a merger, consolidation or acquisition by another corporation of all or substantially all of Avenue A's assets or securities (other than a transfer to a majority-owned subsidiary), each outstanding option to purchase shares under the 1999 employee stock purchase plan will be assumed or an equivalent option substituted by the successor corporation; provided, however, that if the successor corporation refuses to assume or substitute the option, the offering period during which a participant may purchase stock will be shortened to a specified date before the proposed transaction. Similarly, in the event of Avenue A's proposed liquidation or dissolution, the offering period during which a participant may purchase stock will be shortened to a specified date before the date of the proposed event.

   Change of Control Provisions Under the 1998 Stock Incentive Compensation Plan and the 2000 Stock Incentive Compensation Plan. Unless individual agreements provide otherwise, if a corporate transaction specified in the 1998 stock incentive compensation plan or the 2000 stock incentive compensation plan, such as a merger or sale of Avenue A or a sale of all or substantially all of Avenue A's securities or assets (other than a transfer to a majority-owned subsidiary), occurs, each outstanding option under the applicable plan will automatically accelerate and become 100% vested and exercisable immediately before the corporate transaction, unless the option is assumed, continued or replaced with a comparable award by the successor corporation or the parent of the successor corporation. If option vesting is accelerated, any rights of repurchase held by Avenue A applicable to the stock issued upon exercise of any unvested options will lapse. Any option or stock award held by an executive officer who is subject to Section 16 of the Exchange Act that is assumed, continued or replaced with a comparable award in the corporate transaction, other than in specified related-party transactions, will accelerate if the officer's employment or services are terminated by the successor corporation without cause or by the officer for good reason within two years after the corporate transaction.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

   Section 16(a) of the Exchange Act requires the officers, directors and persons who own more than 10% of a registered class of equity securities of Avenue A to file reports of ownership and changes in ownership with the Commission. Officers, directors and greater-than-10% beneficial owners are required by Commission regulations to furnish Avenue A with copies of all
Section 16(a) forms they file.

   Based solely on our review of the copies of such forms we received, or written representations from certain reporting persons that no forms were required for those persons, Avenue A believes that during 2001 all filing requirements mandated by Section 16(a) applicable to our officers, directors and greater-than-10% beneficial owners were complied with by such persons, with the exception of late Form 5 filings for 2001 by directors Gregory B. Maffei and Peter M. Neupert.

                        INDEPENDENT PUBLIC ACCOUNTANTS

   On February 27, 2002, the Board of Directors selected Arthur Andersen LLP, certified public accountants, to act as independent auditors of Avenue A for fiscal year 2002. Arthur Andersen LLP has been the auditor of Avenue A since 1998. The Board reserves the right to change the independent auditors of Avenue A at any time before or after the Annual Meeting if it determines that to do so would be in the best interests of Avenue A. A representative of Avenue A's independent auditors is currently expected to be present at the Annual Meeting, with the opportunity to make a statement, if the representative so desires, and is expected to be available to respond to appropriate questions from shareholders.

   The aggregate fees and expenses billed for professional services rendered by Arthur Andersen LLP for fiscal year 2001 were as follows:

(1) Audit Fees......................................................... $130,500
(2) Financial Information and Systems Design and Implementation Fees... $     --
(3) All Other Fees:
      Audit-related Fees*.............................................. $175,600
      Other Fees....................................................... $197,200
       Total All Other Fees............................................ $372,800

--------
* Audit-related fees include benefit plan audits, acquisition due diligence, accounting consultation, various attest services under professional standards, assistance with registration statements and consents.

   The audit committee has considered whether the services provided to Avenue A by Arthur Andersen LLP covered in Section 3 of the table above are compatible with maintaining the public accountants' independence.

                 SHAREHOLDER PROPOSALS FOR 2003 ANNUAL MEETING

   Under the Commission's proxy rules, shareholder proposals that meet certain conditions may be included in the Proxy Statement and form of Proxy for a particular annual meeting. Shareholders that intend to present a proposal at the 2003 Annual Meeting of Avenue A must give notice of the proposal to Avenue A no later than December 5, 2002 to be considered for inclusion in the Proxy Statement and form of Proxy relating to that meeting. In addition, shareholders that intend to present a proposal that will not be included in the Proxy Statement and form of Proxy must give notice of the proposal to Avenue A not earlier than January 20, 2003 and not later than February 18, 2003. If the date of the Avenue A 2003 Annual Meeting is earlier than April 8, 2003 or later than June 7, 2003, notice of a proposal must be received by Avenue A by the earlier of the 90/th/ day prior to the 2003 Annual Meeting or the tenth day following the public announcement of such meeting. Pursuant to Rule 14a-4(c)(1) promulgated under the Exchange Act, the proxies designated by Avenue A for the 2003 Annual Meeting will have discretionary authority to vote with respect to any such proposal that is determined to be untimely. Furthermore, receipt by Avenue A of any such proposal from a qualified shareholder in a timely manner will not guarantee its inclusion in the proxy materials or its presentation at the 2003 Annual Meeting because there are other relevant requirements in the Commission's proxy rules.

                                 OTHER MATTERS

   As of the date of this Proxy Statement, the Board does not intend to present, and has not been informed that any other person intends to present, any matters for action at the Annual Meeting other than the matters specifically referred to in this Proxy Statement. If other matters properly come before the Annual Meeting, it is intended that the holders of the proxies will act with respect thereto in accordance with their best judgment.

   Copies of the Avenue A 2001 Annual Report to Shareholders are being mailed to shareholders, together with this Proxy Statement, form of Proxy and Notice of Annual Meeting of Shareholders. Additional copies may be obtained from the Secretary of Avenue A, 506 Second Avenue, 9/th/ Floor, Seattle, Washington 98104.

   THE ANNUAL REPORT OF AVENUE A ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2001, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, IS INCLUDED IN THE AVENUE A 2001 ANNUAL REPORT TO SHAREHOLDERS.

                                          BY ORDER OF THE BOARD OF DIRECTORS,

                                          Jeffrey J. Miller
                                          Corporate Secretary

Seattle, Washington
April 4, 2002

                                                                     Appendix A

                                AVENUE A, INC.

                            AUDIT COMMITTEE CHARTER

                               February 27, 2002

I.  GENERAL FUNCTIONS, AUTHORITY, AND ROLE

   The audit committee is a committee of the board of directors. Its primary function shall be to assist the board in fulfilling its oversight responsibilities by reviewing the financial information to be provided to the shareholders and others, the systems of internal controls that management and the board of directors have established, and the company's audit process.

   The audit committee shall have the power to conduct or authorize investigations into any matters within the committee's scope of responsibilities. In connection with such investigations or otherwise in the course of fulfilling its responsibilities under this charter, the audit committee shall have the authority to retain special legal, accounting, or other consultants to advise it, and may request any officer or employee of the company, its outside legal counsel or outside auditor to attend a meeting of the audit committee or to meet with any members of, or consultants to, the audit committee.

   The company's outside auditor shall be accountable to the board of directors and to the audit committee, and the board of directors and audit committee shall have the authority and responsibility to select, evaluate, and, where appropriate, replace the outside auditor. In the course of fulfilling its specific responsibilities hereunder, the audit committee shall strive to maintain an open avenue of communication between the company's outside auditor and the board of directors.

   The responsibilities of a member of the audit committee shall be in addition to such member's duties as a member of the board of directors.

   While the audit committee shall have the responsibilities and powers set forth in this charter, it shall not be the duty of the audit committee to plan or conduct audits or to determine whether the company's financial statements are complete, accurate, or in accordance with generally accepted accounting principles. These are the responsibilities of management and the outside auditor. Nor shall it be the duty of the audit committee to conduct investigations, to resolve disagreements, if any, between management and the outside auditor, or to assure compliance with laws and regulations or the company's own policies or code of conduct.

II.  MEMBERSHIP

   The membership of the audit committee shall consist of at least three members of the board of directors who shall serve at the pleasure of the board of directors. The membership of the audit committee shall meet the independence and financial literacy and experience requirements of The Nasdaq Stock Market, Inc. or similar requirements of such other securities exchange or quotation system as may from time to time apply to the company.

   Audit committee members and the committee chair shall be designated by the full board of directors.

III.  RESPONSIBILITIES

   The responsibilities of the audit committee shall be as follows:

  A.  GENERAL

   1. Meet at least twice per year, or more frequently as circumstances or the obligations of the audit committee require.

   2. Report audit committee actions to the board of directors with such recommendations as the committee may deem appropriate.

   3. Annually review and reassess the adequacy of this charter and submit it to the board of directors for approval.

   4. Perform such functions as may be assigned by law, the company's articles of incorporation or bylaws, or the board of directors.

  B.  OUTSIDE AUDITOR

   1. As necessary, consider with management and the outside auditor the rationale for employing audit firms other than the principal outside auditor.

   2. Recommend to the board of directors the outside auditor to be nominated, approve the compensation of the outside auditor, and, as necessary, review and approve the discharge of the outside auditor.

   3. Take reasonable steps to confirm the independence of the outside auditor, which shall include (a) ensuring receipt from the outside auditor a formal written statement delineating all relationships between the outside auditor and the company, consistent with Independence Standards Board Standard No. 1, (b) discussing with the outside auditor any disclosed relationships or services that may impact the objectivity and independence of the outside auditor, and (c) as necessary, taking, or recommending that the board of directors take, appropriate action to oversee the independence of the outside auditor.

   4. In performing Item 3 above, the audit committee shall consider whether the outside auditor's provision of financial systems design and implementation services and any other non-audit services is compatible with the independence of the outside auditor.

  C.  AUDIT PROCESS AND RESULTS

   1. Consider, in consultation with the outside auditor, the audit scope and plan of the internal auditors and the outside auditor.

   2. Review with the outside auditor the coordination of the audit effort to assure completeness of coverage, reduction of redundant efforts, and the effective use of audit resources.

   3.  Consider and review with the outside auditor:

      a. The adequacy of the company's internal controls including computerized information system controls and security.

      b. Any related significant findings and recommendations of the outside auditor together with management's responses thereto.

      c. The matters required to be discussed by Statement on Auditing Standards No. 61, as the same may be modified and supplemented from time to time.

   4. Review and discuss with management and the outside auditor at the completion of the annual examination:

      a.  The company's audited financial statements and related footnotes.

      b. The outside auditor's audit of the financial statements and their report thereon.

      c.  Any significant changes required in the outside auditor's audit plan.

      d. Any serious difficulties or disputes with management encountered during the course of the audit.

      e. Other matters related to the conduct of the audit which are to be communicated to the committee under generally accepted auditing standards.

   5.  Consider and review with management:

      a. Significant findings during the year and management's responses thereto.

      b. Any difficulties encountered in the course of the outside auditor's audits, including any restrictions on the scope of their work or access to required information.

      c.  Any changes required in the planned scope of the audit plan.

   6. Inquire of management and the outside auditor about significant risks or exposures and assess the steps management has taken to minimize such risks to the company.

   7. Meet with the outside auditor and management in separate executive sessions to discuss any matters that the committee or these groups believe should be discussed privately with the audit committee.

  D.  EARNINGS RELEASES; SECURITIES AND EXCHANGE COMMISSION FILINGS

   1. On a quarterly basis, review the Company's quarterly earnings press release prior to its dissemination.

   2. Review filings with the Securities and Exchange Commission and other published documents containing the company's financial statements.

   3. Prepare the report required by the rules of the Securities and Exchange Commission to be included in the company's annual proxy statement.

  E.  INTERNAL CONTROLS AND LEGAL MATTERS

   1. Review the company's policies and procedures with respect to officers' expense accounts and perquisites, including their use of corporate assets, and consider the results of any review of these areas by the outside auditor.

   2. Review legal and regulatory matters that may have a material impact on the financial statements and review related company compliance policies.

                                 AVENUE A, INC.

            This Proxy is solicited by the Board of Directors for the
                   Annual Meeting of Shareholders-May 8, 2002

     The undersigned hereby appoint(s) Michael Vernon and Jeffrey J. Miller and each of them as proxies, with full power of substitution, to represent and vote as designated all shares of Common Stock of Avenue A, Inc. held of record by the undersigned on March 22, 2002 at the Annual Meeting of Shareholders of the Company to be held in the 40th Floor Conference Room in the Bank of America Tower, 701 Fifth Avenue, Seattle, Washington, at 8:00 a.m. on Wednesday, May 8, 2002, or any adjournment or postponement thereof, with authority to vote upon the matter listed on the other side of this proxy card and with discretionary authority as to any other matters that may properly come before the meeting.

                IMPORTANT-PLEASE DATE AND SIGN ON THE OTHER SIDE.




                              FOLD AND DETACH HERE

  SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER IN THE SPACE PROVIDED.       Please mark       [X]
            IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR ALL NOMINEES" IN ITEM 1                  your votes as
                                                                                                             as indicated in
                                                                                                             this example.


  __________________________________________________________________________________________________________________________________
                                 The Board of Directors recommends a vote "FOR all Nominees" in Item 1.
  __________________________________________________________________________________________________________________________________
                              FOR all     WITHHOLD AUTHORITY
                             Nominees  to vote for all Nominees
  (1) ELECTION OF DIRECTORS    [_]              [_]              Nominees:                                 INSTRUCTION: To withhold
                                                                                                           authority for any
                                                                 01. Nicolas J. Hanauer - Three-year term  individual nominee or nominees, print each such
                                                                 02. Brian P. McAndrews - Three-year term  nominee's name in the following space:
                                                                 03. Jack Sansolo - Three-year term
                                                                                                           _________________________









  Signature(s) _____________________________________________________________________________________Date ___________________________
  Please sign exactly as your name appears hereon. Attorneys, trustees, executors, and other fiduciaries acting in a representative capacity should sign their names and give their titles. An authorized person should sign on behalf of corporations, partnerships, associations, etc., and give his or her title. If your shares are held by two or more persons, each person must sign. Receipt of the notice of meeting and proxy statement is hereby acknowledged.

                                             FOLD AND DETACH HERE AND READ THE REVERSE SIDE